UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-4200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2012, Imperial Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the appointment of Andrew Dakos, Phillip Goldstein and Gerald Hellerman to serve on the Board of Directors (the “Board”) of the Company. As contemplated in that filing, this Amendment No.1 on Form 8-K amends that Current Report on Form 8-K to provide the following updated committee memberships of the Board, which were determined on August 14, 2012:

Audit Committee: Gerald Hellerman (Chair), David Buzen, Michael Crow, Robert Rosenberg.

Compensation Committee: Andrew Dakos (Chair), Michael Crow, Phillip Goldstein, Gerald Hellerman.

Corporate Governance and Nominating Committee: Phillip Goldstein (Chair), Michael Crow, Andrew Dakos, Gerald Hellerman.

Additionally, on August 14, 2012, Antony Mitchell, the Company’s Chief Executive Officer resigned as Chairman of the Board, and Mr. Goldstein was elected as Chairman of the Board. As the Chairman of the Board is no longer an employee of the Company, the Board no longer has a designated Lead Independent Director. Mr. Mitchell will remain on the Board and continue to serve the Company as Chief Executive Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2012, the Board adopted an amendment of the Bylaws of the Company, which became effective immediately upon its adoption. The amendment strikes the reference to an “Executive Committee” in Section 4.14 of the Company’s bylaws and, accordingly, eliminates the requirement that the Board maintain an Executive Committee.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

3.2	Bylaws of Imperial Holdings, Inc., as amended on August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Holdings, Inc.
(Registrant)

Date: August 16, 2012	By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Bylaws of Imperial Holdings, Inc., as amended on August 14, 2012.

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